                                                                      EXHIBIT 12

                              WOOLWORTH CORPORATION

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                              (dollars in millions)




                                          26 weeks                      Fiscal Years Ended
                                           ended     -------------------------------------------------------
                                          July 27,   Jan. 27,    Jan. 28,    Jan. 29,    Jan. 30,   Jan. 25,
                                            1996       1996        1995        1994        1993       1992
                                          --------   --------    --------    --------    --------   --------
EARNINGS
Net income (loss)                           $--        $(164)      $  47       $(495)      $ 280      $ (53)

Income tax expense (benefit)                 --          (69)         49        (303)        157        (30)

Gross interest expense, excluding
  capitalized interest                         40        124         110          86          94         99

Portion of rents deemed representative
 of the interest factor (1/3)                  56        224         211         210         199        192
                                            -----      -----       -----       -----       -----      -----

                                            $  96      $ 115       $ 417       $(502)      $ 730      $ 208
                                            =====      =====       =====       =====       =====      =====



FIXED CHARGES
Gross interest expense                      $  40      $ 124       $ 111       $  86       $  94      $  99

Portion of rents deemed representative
 of the interest factor (1/3)                  56        224         211         210         199        192
                                            -----      -----       -----       -----       -----      -----
                                            $  96      $ 348       $ 322       $ 296       $ 293      $ 291
                                            =====      =====       =====       =====       =====      =====

RATIO OF EARNINGS TO FIXED
  CHARGES                                     1.0         .3         1.3        --           2.5         .7
                                            =====      =====       =====       =====       =====      =====


Earnings were not adequate to cover fixed charges by $233 million, $798 million and $83 million for the fiscal years ended January 27, 1996, January 29, 1994 and January 25, 1992, respectively.